                     AMENDED AND RESTATED CONSULTANT AGREEMENT


     This Consultant Agreement is entered into by and between Mike D. Parnell ("Parnell") and Oakley, Inc., a Washington corporation ("Oakley") on this 12th day of May, 1998.

     WHEREAS, Parnell owns Oakley stock of substantial value and has been employed by Oakley for many years in the capacity of Chief Executive Officer or Vice-president;

     WHEREAS, the parties previously entered into an Employment Agreement that expired on July 31, 1997 and a consultant agreement that was executed August 1, 1997;

     WHEREAS, the parties desire to amend and restate the August 7, 1997 Consultant Agreement as provided herein;

     WHEREAS, Parnell will continue to be an employee and act as Vice-Chairman of Oakley pursuant to an agreement between Oakley and Parnell;

     WHEREAS, the parties desire, however, to enter into a Consulting Agreement and set forth their mutual obligations herein.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Parnell and Oakley have agreed and do hereby agree as follows:

     1. EMPLOYMENT WITH OAKLEY. The parties agree that Parnell will continue as an employee and Vice-Chairman of Oakley on such terms and conditions as the parties may mutually agree and that said employment will be terminable at will.

     2. CONSULTING AGREEMENT. Upon the termination of Parnell's employment with Oakley for any reason other than death or disability, Oakley shall have the option, which shall be exercisable by Oakley within 30 days of the effective date of Parnell's termination with Oakley, to enter into an amendment to this agreement, reasonably satisfactory to Oakley and Parnell, that further defines the consulting services which Parnell shall render to Oakley as mutually agreed upon by Parnell and Oakley. The term of the consulting period under this Agreement, as so amended, shall begin on the date of exercise (the "Exercise Date") of the option by Oakley and shall continue until the later of August 1, 2002 and two years from the Exercise Date (such later date, the "Expiration Date"). In return for said consulting services, Parnell shall be compensated at the rate of $100,000.00 per year payable in equal bi-weekly installments or at such other


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

time or times as Parnell and Oakley shall agree. It is expressly understood that Parnell's reporting obligations pursuant to this Consulting Agreement shall be limited to the Chairman of the Board of Directors of Oakley or such other person as Parnell and Oakley shall agree.

     3.   ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS.

          (a) DEFINITION OF "INVENTIONS". As used herein, the term "Inventions" shall mean all designs, inventions, discoveries, improvements, trade secrets, formulas, techniques, data, programs, systems, specifications, documentation, algorithms, flow charts, logic diagrams, source codes, processes, and other information, including works-in-progress, whether or not subject to patent, trademark, copyright, trade secret, or mask work protection, and whether or not reduced to practice, which are made, created, authored, conceived, or reduced to practice by Parnell, either alone or jointly with others, during the period of employment or consulting with Oakley (including, without limitation, all periods of employment with Oakley prior to the effective date) which (A) relate to the actual or anticipated business, activities, research, or investigations of Oakley or (B) result directly or indirectly from work performed by Parnell for Oakley (whether or not made or conceived during normal working hours or on the premises of Oakley), or (C) which result, to any extent, from use of Oakley's premises or property, unless in the case of clause (C) only, (i)Parnell has reimbursed Oakley in an amount equal to the value of the use of such premises or property (as determined by Oakley based upon Oakley's all-in cost, which shall include, without limitation, compensation and overhead expense) and (ii) Oakley approved the use of its premises or property prior to the use thereof by Parnell.

          (b) WORK FOR HIRE. Parnell expressly acknowledges that all copyrightable aspects of the Inventions (as defined below) are to be considered "works made for hire" within the meaning of the Copyright Act of 1976, as amended (the "Act"), and that Oakley is to be the "author" within the meaning of such Act for all purposes. All such copyrightable works, as well as all copies of such works in whatever medium fixed or embodied, shall be owned exclusively by Oakley as of its creation, and Parnell hereby expressly disclaims any and all interest in any of such copyrightable works and waives any right of DROIT MORALE or similar rights.

          (c) ASSIGNMENT. Parnell acknowledges and agrees that all Inventions constitute trade secrets of Oakley and shall be the sole property of Oakley or any other entity designated by Oakley. In the event that title to any or all of the Inventions,


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

or any part or element thereof, may not, by operation of law, vest in Oakley, or such Inventions may be found as a matter of law not to be "works made for hire" within the meaning of the Act, Parnell hereby conveys and irrevocably assigns to Oakley, without further consideration, all his right, title and interest, throughout the universe and in perpetuity, in all Inventions and all copies of them, in whatever medium fixed or embodied, and in all written records, graphics, diagrams, notes, or reports relating thereto in Parnell's possession or under his control, including, with respect to any of the foregoing, all rights of copyright, patent, trademark, trade secret, mask work, and any and all other proprietary rights therein, the right to modify and create derivative works, the right to invoke the benefit of any priority under any international convention, and all rights to register and renew same.

          Parnell understands that Inventions do not include, and the obligations set forth above in this Section 3(c) do not apply to, subject matter that qualifies fully under the provisions of Section 2870 of the California Labor Code.

          (d) PROPRIETARY NOTICES; NO FILINGS; WAIVER OF MORAL RIGHTS. Parnell acknowledges that all Inventions shall, at the sole option of Oakley, bear Oakley's patent, copyright, trademark, trade secret, and mask work notices.

     Parnell agrees not to file any patent, copyright, or trademark applications relating to any Invention, except with prior written consent of an authorized representative of Oakley (other than Parnell).

     Parnell hereby expressly disclaims any and all interest in any Inventions and waives any right of droit morale or similar rights, such as rights of integrity or the right to be attributed as the creator of the Invention.

          (e) FURTHER ASSURANCES. Parnell agrees to assist Oakley, or any party designated by Oakley, promptly on Oakley's request, whether before or after the termination of employment, however such termination may occur, in perfecting, registering, maintaining, and enforcing, in any jurisdiction, Oakley's rights in the Inventions by performing all acts and executing all documents and instruments deemed necessary or convenient by Oakley, including, by way of illustration and not limitation:

               i) Executing assignments, applications, and other documents and instruments in connection with (A) obtaining patents, copyrights, trademarks, mask works, or other proprietary protections for the Inventions and (B) confirming the assignment to Oakley of all right, title, and


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

     interest in the Inventions or otherwise establishing Oakley's exclusive ownership rights therein.

               ii) Cooperating on the prosecution of patent, copyright, trademark and mask work applications, as well as in the enforcement of Oakley's rights in the Inventions, including, but not limited to, testifying in court or before any patent, copyright, trademark or mask work registry office or any other administrative body.

          Parnell will be reimbursed for all out-of-pocket costs incurred in connection with the foregoing, if such assistance is requested by Oakley after the termination of Parnell's employment. In addition, to the extent that, after the termination of employment for whatever reason, Parnell's technical expertise shall be required in connection with the fulfillment of the aforementioned obligations, Oakley will compensate Parnell at a reasonable rate for the time actually spent by Parnell at Oakley's request rendering such assistance.

          (f) POWER OF ATTORNEY. Parnell hereby irrevocably appoints Oakley to be his Attorney-In-Fact to execute any document and to take any action in his name and on his behalf and to generally use his name for the purpose of giving to Oakley the full benefit of the assignment provisions set forth above.

          (g) DISCLOSURE OF INVENTIONS. Parnell will make full and prompt disclosure to Oakley of all Inventions subject to assignment to Oakley, and all information relating thereto in Parnell's possession or under his control as to possible applications and use thereof.

     4.   NO VIOLATION OF THIRD-PARTY RIGHTS.

     Parnell represents, warrants, and covenants that he:

          (a) will not, in connection with his activities hereunder, knowingly infringe upon or violate any proprietary rights of any third party (including, without limitation, any third party confidential relationships, patents, copyrights, mask works, trade secrets, or other proprietary rights);

          (b) is not a party to any conflicting agreements with third parties which will prevent him from fulfilling the terms of employment and the obligations of this Agreement;

          (c) does not have in his possession any confidential or proprietary information or documents belonging to others and will not disclose to Oakley, use, or induce Oakley to use, any


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

confidential or proprietary information or documents of others; and

          (d) agrees, in connection with any of his activities hereunder to respect any and all valid obligations which he may now have to prior employers or to others relating to confidential information, inventions, or discoveries which are the property of those prior employers or others, as the case may be.

     Parnell agrees to indemnify and save harmless Oakley from any loss, claim, damage, cost or expense of any kind (including without limitation, reasonable attorney fees) to which Oakley may be subjected by virtue of a breach by Parnell of the foregoing representations, warranties, and covenants.

     5.   CONFIDENTIAL INFORMATION AND NON-COMPETITION.

          (a) CONFIDENTIALITY. Parnell acknowledges that in his employment as a consultant hereunder, and during prior periods of employment with Oakley, he has occupied and will continue to occupy a position of trust and confidence. Parnell shall not, except as may be required to perform his duties hereunder or as required by applicable law, without limitation in time or until such information shall have become public other than by Parnell's unauthorized disclosure, disclose to others or use, whether directly or indirectly, any Confidential Information regarding Oakley. "Confidential Information" shall mean information about Oakley, its subsidiaries and affiliates, and their respective clients and customers that is not disclosed by Oakley for financial reporting purposes and that was learned by Parnell in the course of his employment by Oakley, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information. Parnell acknowledges that such Confidential Information is specialized, unique in nature and of great value to Oakley, and that such information gives Oakley a competitive advantage. Oakley agrees to (i) deliver or return to Oakley, at Oakley's request at any time or upon termination or expiration of his employment or as soon thereafter as possible, (A) all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by Oakley or prepared by Parnell during the term of his employment by Oakley and (B) all notebooks and other data relating to research or experiments or other work conducted by Parnell in the scope of employment or any Inventions made, created, authored, conceived, or reduced to practice by Parnell, either alone or jointly with others, and (ii) make full disclosure relating to any Inventions.


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

     If Parnell would like to keep certain property, such as material relating to professional societies or other non-confidential material, upon the termination of employment with Oakley, he agrees to discuss such issues with Oakley. Where such a request does not put Confidential Information of Oakley at risk, Oakley will grant the request. In this regard, Oakley hereby grants Parnell the right to keep his personal copy of the black "bound books", which chronicle the financial history of Oakley.

          (b) NON-COMPETITION. During the term of his employment and, if Oakley exercises the option contained in Section 2, through the Expiration Date, Parnell shall not directly or indirectly, without the prior written consent of Oakley, provide consultative services or otherwise provide services to (whether as an employee or a consultant, with or without pay), own, manage, operate, join, control, participate in, or be connected with (as a stockholder, partner, or otherwise), any business, individual, partner, firm, corporation, or other entity that is then a competitor of Oakley, including any entity engaged in the design, manufacture and/or distribution of eyewear (each such competitor a "Competitor of Oakley"); provided, however, that the "beneficial ownership" by Parnell, either individually or as a member of a "group," as such terms are used in Rule 13d of the General rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of not more than five percent (5%) of the voting stock of any publicly held corporation shall not alone constitute a violation of this Agreement. It is further expressly agreed that Oakley will or would suffer irreparable injury if Parnell were to compete with Oakley or any subsidiary or affiliate of Oakley in violation of this Agreement and that Oakley would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and Parnell further consents and stipulates to the entry of such injunctive relief in such a court prohibiting Parnell from competing with Oakley or any subsidiary or affiliate of Oakley in violation of this Agreement. Parnell and Oakley acknowledge and agree that the business of Oakley is global in nature, and that the terms of the non-competitive agreement set forth herein shall apply on a worldwide basis.

          (c) NON-SOLICITATION OF CUSTOMERS AND SUPPLIERS. During the term of his employment and, if Oakley exercises the option contained in Section 2, through the Expiration Date, Parnell shall not, directly or indirectly, influence or attempt to influence customers or suppliers of Oakley or any of its subsidiaries or affiliates, to divert their business to any Competitor of Oakley.

          (d) NON-SOLICITATION OF EMPLOYEES. Parnell recognizes that he possesses and will possess confidential information about


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

other employees of Oakley relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of Oakley. Parnell recognizes that the information he possesses and will possess about these other employees is not generally known, is of substantial value to Oakley in developing its business and in securing and retaining customers, and has been and will be acquired by him because of his business position with Oakley. Parnell agrees that, during the term of his employment and, if Oakley exercises the option contained in Section 2, through the Expiration Date, he will not, directly or indirectly, solicit or recruit any employee of Oakley for the purpose of being employed by him or by any Competitor of Oakley on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of Oakley to any other person.

          (e) SURVIVAL OF PROVISIONS. The obligations contained in this section shall survive the expiration of the consulting agreement hereunder and shall be fully enforceable thereafter. If it is determined by a court of competent jurisdiction in any state that any restriction in this section is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

     6. FRINGE BENEFITS. As provided in the parties' previous Employment Agreement, from and after the date of Parnell's termination of employment with Oakley (including the term of the Consulting Agreement), Parnell shall be entitled during his lifetime, to full company paid medical and health insurance for himself and his immediate family at a level no less favorable than that in effect for the benefit of Oakley's senior executive officers.

     7. PRODUCTS. From and after the date of Parnell's termination of employment with Oakley (including the term of the Consulting Agreement), Parnell shall be entitled, during his lifetime, to purchase from Oakley, at employee prices, any and all Oakley products in an annual amount of $25,000.00.

     8. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a fax to the respective persons named below:


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

     If to Oakley:            Oakley, Inc.
                              One Icon
                              Foothill Ranch, CA 92610
                              ATTENTION: Secretary
                              Phone: (714) 951-0991
                              Fax: (714) 951-8326

     If to Parnell:           Mike D. Parnell
                              c/o Oakley, Inc.
                              One Icon
                              Foothill Ranch, CA 92610
                              Phone: (714) 951-0991
                              Fax: (714) 951-8326

Either party may change such party's address for notices by notice duly given pursuant hereto.

     9. TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to Parnell's employment and compensation by Oakley.

     10. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation, transfer, or sale of all or substantially all of the assets of Oakley with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all of the promises, covenants, duties and obligations of Oakley hereunder.

     11. GOVERNING LAW. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of California.

     12. WAIVER; MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

     13. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in


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violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

     14. INDEMNIFICATION. Oakley shall indemnify and hold Parnell harmless for acts and omissions in his capacity as an officer, director, employee or consultant of Oakley as provided in the separate written indemnification agreement between Oakley and Parnell.

     IN WITNESS WHEREOF, Oakley has caused this Consulting Agreement to be executed by its duly authorized officer and Parnell has hereunto signed this Agreement as of the date first above written.

OAKLEY, INC.                            MIKE D. PARNELL


------------------------                -------------------------
BY:
ITS:


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